UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2024

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42115	85-1083654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of principal executive offices, including zip code)

011-44-161-721-1514

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SMTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b - 2 of the Securities Exchange Act of 1934 (§240.12b - 2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 19, 2024,  SmartKem Limited (“SmartKem”), a wholly owned subsidiary of SmartKem, Inc. (the “Company”), entered into a collaboration agreement (the “Collaboration Agreement”) with AUO, a technology-oriented company that offers products and solutions with display-centric technology (“AUO” and together with SmartKem, the “Parties”).

Pursuant to the Collaboration Agreement, the Parties agreed to develop, beginning on January 1, 2025, an advanced rollable transparent micro-LED information screen that can be produced on the Industrial Technology Research Institute’s Gen 2.5 pilot line in Taiwan using the Company’s organic thin-film transistor backplane (the “Project”). The Parties will each be responsible for their own costs related to the Project and will make separate claims for grant funding reimbursements. Intellectual property created through the collaboration will be allocated between the Parties.

The Collaboration Agreement includes customary representations, warranties and confidentiality provisions of the Parties and will terminate upon the earlier of (i) January 1, 2028 and (ii) the completion of the Project. Each Party may terminate the Collaboration Agreement if the other Party materially breaches the Collaboration Agreement and does not cure such breach within a specified period or if a party experiences certain insolvency-related events.

The Collaboration Agreement is attached as Exhibit 10.1 hereto. The description of the terms of the Collaboration Agreement is not intended to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events

On November 25, 2024, the Company issued a press release announcing the entering into of the Collaboration Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description
10.1*	Collaboration Agreement, dated November 19, 2024, by and between SmartKem Limited and AUO
99.1	Press Release, dated November 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The Company has omitted portions of the referenced exhibit pursuant to Item 601(b) of Regulation S-K because it (a) is not material and (b) is the type that the Company treats as private or confidential.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: November 25, 2024	By:	/s/ Barbra C. Keck
Barbra C. Keck
Chief Financial Officer